Power of Attorney

Know all by these presents, that Gary F. Neal, (the "Reporting Person"), hereby constitutes and appoints Ronald L. Farnsworth, Neal T. McLaughlin,
Steven L. Philpott and Andrew H. Ognall, as the
Reporting Person's attorneys-in-fact to:
(1) execute and file for and on behalf of the Reporting Person, all reports of, and changes in, beneficial ownership by the Reporting Person of securities of Umpqua Holdings Corporation (the
"Company") as may be required by Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(2) do and perform all acts for and on behalf of the Reporting Person which may be necessary or desirable to complete and execute and file any such reports with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and
(3) take any other action of any nature whatsoever in connection with the foregoing that, in the opinion of such attorneys-in-fact, may be of benefit to and in the best interest of, or legally required of, the Reporting Person.
The Reporting Person hereby grants to such attorneys-in-fact, each acting alone, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do if personally present, with full power of Substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact substitute or substitutes, shall lawfully do or cause to be done by the virtue of this Power of Attorney and the rights and powers herein granted. The Reporting Person acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Reporting Person, are not assuming, nor is the Company assuming, any of the Reporting Persons responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the Reporting Person is no longer required to file reports pursuant to Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder with respect to the Reporting Person's holdings of and transactions in securities issued by the Company, unless earlier revoked by the Reporting Person in a signed writing delivered to the attorneys-in-fact.

IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed as of this 21st day of April, 2014.

/s/ Gary F. Neal
Gary F. Neal

STATE OF OREGON, County of Multnomah, ss.

The foregoing instrument was acknowledged before me this 21st day of April, 2014 by Gary F. Neal.

/s/MaryAnn Walter
Notary Public for Oregon
Commission #472387
My Commission Expires: October 11, 2016